AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2006

                                           REGISTRATION STATEMENT NO.
============================================================================

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                      ----------------------------

                                FORM SB-2
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
         ---------------------------------------------------------

                         Border Management, Inc.
             -----------------------------------------------

             (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


    Nevada                    8748                    20-5088293
  ----------                --------                --------------

(State or Other     (Primary Standard Industrial   (I.R.S. Employer
Jurisdiction of      Classification Code Number)    Identification
Incorporation or                                        Number)
 Organization)

                         Border Management, Inc.
                            968 - 240th Street
               Langley, British Columbia, Canada, V2Z 2Y3
                             (604) 539-9680
             ----------------------------------------------

(Address and Telephone Number of Principal Executive Offices and Principal
                           Place of Business)

                             Evan Williams
                               President
                         Border Management, Inc.
                            968 - 240th Street
               Langley, British Columbia, Canada, V2Z 2Y3
                             (604) 539-9680
             ----------------------------------------------

       (Name, Address, and Telephone Number of Agent for Service)
             ----------------------------------------------

                               COPIES TO:
                         P. Sterling Kerr, Esq.
                  Kerr & Associates, Attorneys at Law
                        3525 East Harmon Avenue
                       Las Vegas, Nevada, 89121
                          Phone 702 451-2055
                        Facsimile 702 451-2077
                       --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                      CALCULATION OF REGISTRATION FEE

===============  =============  ==============   =============  =============
                                   Proposed         Proposed
Title of each    Amount to be      Maximum          Maximum       Amount of
Class of         Registered      Offering Price     Aggregate    Registration
Securities to                        (1)                              Fee
Be Registered
---------------  -------------  --------------   --------------  ------------

Common Stock,
$0.001 par value
to be registered
by issuer         3,000,000      $.10             300,000         $  32.10

Common Stock,
$0.001 par value
to be registered
by Selling
Shareholders     14,050,000      $.10             1,405,000       $ 150.34
---------------  -------------  --------------   --------------  ------------

Total            17,050,000                       1,705,000       $ 182.44
===============  =============  ==============   ==============  ============


(1)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and is subject to change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities in any state where the offer of sale is not prohibited.

     SUBJECT TO COMPLETION, DATED                       , 2006
                                  ----------------------

                           PRELIMINARY PROSPECTUS

                           BORDER MANAGEMENT, INC.

                              17,050,000 SHARES

                                Common Stock

Border Management, Inc. ("Border Management" or the "Company"), is a Nevada corporation with Canadian management and head offices located in Langley, British Columbia, Canada. Border Management will specialize in offering management and consulting services to non-Canadian businesses, organizations, and individuals wishing to conduct business in Canada. Border Management is offering 3,000,000 shares of common stock, $.001 par value, at $.10 per share, which as of this date has not been issued. Selling shareholders are also offering 14,050,000 shares of common stock, $.001 par value, at $.10 per share.

Our offering of 17,050,000 shares of common stock is on a best efforts and is a direct public offering, without any involvement of underwriters. The offering price is $0.10 share and we are not required to sell a minimum amount in this offering . Funds received from this offering will be paid directly to Border Management without the use of an escrow account. Although the selling shareholders paid $0.001 per share, it should be noted that there is no restrictions requiring them to sell their shares at a price above $0.001 per share. Therefore, the risk exists that shares offereed by such individuals may be sold to the public at prices below our offering price.

If we sell, the total number of offered shares, we will receive proceeds of $300,000 less the costs and expenses related to this Offering. The offering will terminate within 365 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 180 days. There are no minimum purchase requirements.

Prior to this Offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no assurance that our securities will ever trade on the OTC Bulletin Board or other exchange.

The shares of common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section before you decide to purchase any of the common stock.




------------------------  -----------  ------------  ------------------------
                          Price Per    Aggregate     Proceeds to Border
                          Share        Price         Management
------------------------  -----------  ------------  ------------------------
Common Stock Offered by
The Registrant            $.10         $300,000      $300,000

Common Stock Offered by
Selling Shareholders      $.10         $1,405,000    $ -
------------------------  -----------  ------------  ------------------------





Our shares in this Offering will be sold by our officers and directors for no compensation. There are no underwriting commissions involved in this Offering, however, in the event that we engage a broker-dealer to sell some or all of our shares, we anticipate paying a commission of no more than ten (10%) percent which would reduce our proceeds by $30,000 if all 3,000,000 shares were sold subject to such commission.

The proceeds to us are shown before deduction for legal, accounting, printing and other expenses and are estimated at 10.6% of the Offering. Offering expenses, including selling commissions, if any, in excess of 20.6% of the total proceeds raised will be paid by one or more of our current stockholders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until,                        [90 days after effectiveness] all dealers that
       ----------------------
effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to any dealers' obligation to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS DECEMBER 5, 2006

                            TABLE OF CONTENTS

PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . 1
THE OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SUMMARY FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . 4
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . .10
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . .11
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . .15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . .17
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . .21
CODE OF ETHICS. . . . . . . . . . . . . . . . . . . . . . . . . . . .22
CERTAIN RELATIONSIPS AND RELATED TRANSACTIONS . . . . . . . . . . . .22
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . .23
SELLING SHAREHOLDER . . . . . . . . . . . . . . . . . . . . . . . . .25
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . .28
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . .30
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . .32
FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .33

                                   .i.

                             PROSPECTUS SUMMARY

The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should read the entire prospectus carefully, especially the risks of investing in the securities discussed under "Risk Factors" beginning on page 5, and the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

     About Us

Border Management, Inc. was incorporated on June 7, 2006 in the State of Nevada (hereinafter "Border Management", "we" or "us").

     Our Business

Although a Nevada corporation, Border Management will be operated from its head office in Langley, British Columbia, Canada. The Directors of Border Management have experience in business and government which they intend offering to businesses, individuals, and organizations that wish to start or takeover a Canadian business. We plan to offer management, financial, and consulting services covering a wide range of topics and business applications. These will be offered initially through our Directors. As our client base increases and as the need arises, we plan to expand our services with the use of outside consultants and experienced personnel. We will offer advice and hands on consulting with respect to most areas of business. These will include but not necessarily be limited to the selection and implementation of the type of business organization, banking arrangements, and government liaison, at the Federal, Provincial, and Municipal levels. We can assist in marketing decisions and cost control. Strategic planning and project management will also be offered by Border Management. We can offer due diligence reporting and general advice with respect to business turnarounds, mergers, and acquisitions.

Although we will utilize other firms, we intend to be the liaison or conduit of information for our clients. In this way we can provide quality control of the advice, services, and studies presented to our clients. We wish to have an exceptionally high rate of satisfaction with our clients. By monitoring and controlling our services whether such services are generated "in house" or via subcontract consulting firms, we anticipate our goals of client satisfaction and profitability can be achieved.

We plan to assist our clients as they may require in the following areas:

1. The start-up phase of business. The various forms of organization will be discussed including legal and reporting requirements relating to federal, provincial, and municipal governments.
2. Registration and compliance as to the Canada Revenue Agency, Workers Compensation Board, Goods and Harmonized Sales Tax, Payroll Deductions, and Provincial Sales Tax. In addition to this there are local requirements at the Municipal and City levels that our clients will need to be aware of.
3.  Environmental regulations and ethical requirements.
4.  Code of Ethics and company operation manuals.
5.  Third party arbitration and negotiation.
6.  Privacy codes.
7.  Money laundering checklists and regulations.
                                    .1.

8.  Selection of financial institution.
9.  Accounting and financial controllership.
10. Capital asset acquisition and maintenance.
11. Inventory control.
12. Internal audits and cost control.
13. Systems set up and management including the application of computer technology, software implementation, and web design.
14. Marketing and public relations.


Border Management's revenues will be derived principally from fees. We will also consider non-cash remuneration such as equity participation with our clients.

     The Market

The Canadian marketplace is an excellent environment to invest. Non-Canadian investors are aware of Canada's growing economy and its stable political system. Canada has skilled workers, a mature financial sector, and abundant natural resources. Canada also has excellent transportation and communications abilities. We wish to offer a wide range of services thereby creating a "one-stop" management and consulting service to our clients. Most Non-Canadians see the potential offered by Canada, but would need assistance as to the logistics necessary to take advantage of Canadian opportunities.

     Competition

As with any business, we will face vigorous competition.  Our competitors
will strive also to offer quality services and reasonable fees.   Most of our
competitors will have more experience, capital, and personnel than Border Management. They will have already established themselves in the marketplace. Some of our competitors offer segmented services choosing to specialize in one niche or another. As a result they may be able to offer reduced fees or specialized services not available to us using our personnel or outside consultants. Our competitors include management consulting companies, business development experts, venture capitalists, and large accounting firms.

     Employees and Strategic Advisors

We have no full-time employees as of the date of this prospectus. All three of our Directors will be active on a part time and as needed basis in the business until cash flow and our client base allows for outside experts and consultants or hired staff to perform our various services.

     Typical Client

Our broad range of management, financial, and consulting services will attract small to medium sized businesses. Very large organizations will have support staff and experts within their various departments. Our business services will appeal to smaller organizations that do not have the "in house skills "to achieve sound management without outside help. Also the smaller the decision group within our client's structure, the more apt they will be to consolidate their decision making. They may be looking for the most professional assistance under one roof as they can find. The wish to simplify the collection and implementation of decision making data will be
                                 .2.

one of their goals. We will seek to build personal trust and business relationships with our clients. That trust should translate into long-term business relationships and increased and consistent revenues for Border Management. Our main service focus will be providing financial and business consulting services to our clients.

     Our Offices

Our executive offices are located at 968 - 240th Street, Langley, British Columbia, Canada, V2Z 2Y3Our telephone number is (604) 539-9680.



                             THE OFFERING


-------------------  ------------------  ------------------
Securities Offered   Shares              Price Per Share
By us                3,000,000           $.10

Securities Offered
By Selling
Shareholders         14,050,000          $.10
-------------------  ------------------  ------------------



Shares of Common Stock Outstanding After Offering assuming maximum number of shares sold - 17,050,000.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

Estimated Use of Proceeds:
Substantially all of our net proceeds from the sale of shares of our common stock will be used for working capital, marketing our services, and capital expenditures for office equipment and furniture.

Risk Factors: Before investing in our shares, you should read the "Risk Factors" section in this prospectus.

                                  .3.

                        SUMMARY FINANCIAL DATA

The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.


                        Statement of Operations

For the Period from June 7, 2006 (inception) to September 30, 2006
(Dollar amounts and share data)

-----------------------------  ------------------------------
Revenues                       $ -
Net Income (Loss)              $ (26,260)
Income (Loss) per
Common Share                   $ (0.0034)
Weighted Average Number of
Common Shares Outstanding       7,655,603
-----------------------------  ------------------------------



                         Balance Sheet Data
                         September 30, 2006

------------------------------  ------------------------------
Working Capital                 $ 116,416
Total Assets                    $ 142,676
Total Liabilities               $  26,260
Stockholders' Equity            $ 116,416
------------------------------  ------------------------------

See Financial Statements


                                 .4.

                           RISK FACTORS

An Investment In Our Common Stock Involves A High Degree Of Risk. Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this prospectus, in evaluating Border Management, its business and prospects before purchasing the common stock.

Concentrated Ownership Of Our Common Stock May Allow Certain Security Holders To Exert Significant Influence In Corporate Matters Which May Be Adverse To The Public Investor.

Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any effective voice in our management, which could result in decisions adverse to our general shareholders.

Our three officers and directors, in the aggregate, beneficially own approximately or have the right to vote 54% of our outstanding common stock. As a result, these three stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

     - election of our board of directors;

     - removal of any of our directors;

     - amendment of our Articles of Incorporation or bylaws;

     - adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us; and

     - adoption of measures that could initiate a change in control, a merger, takeover, or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The Timing And Amount Of Capital Requirements Are Not Entirely Within Our Control And Cannot Accurately Be Predicted And As A Result, We May Not Be Able To Raise Capital In Time To Satisfy Our Needs.

                                 .5.

If we are unable to attract clients and the resulting revenues, we may need to acquire additional financing. If working capital is required, we may require financing sooner than anticipated. We have no commitments for financing, and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain financing as needed, we could be bankrupt.

     We Are a Development Stage Company.

We were incorporated on June 7, 2006 and have not yet commenced operations. Although we believe we will generate revenues and become profitable, no assurance can be given in this regard. We are a development stage company and may never be able to effectively implement our business plan. The revenue and income potential of our proposed business and operations is unproven.
The lack of operating history makes it difficult to evaluate the future prospects of our business.

Our Competitors Are Better Financed and Already Established in the Industry. As our competitors are better established and funded, they will be able to offer services at more competitive prices than us if they choose. We may have to accept engagements at significantly lower fees to attract clients.
We may be unable to attract larger clients who want existing name recognition from their consultants.

In addition we hold no trade marks or copyrights and our proprietary information could be assumed by others offering similar services. Our business model is not capital intensive, so others wanting to enter our field will have little barrier to entry if they have the necessary skills.

We Have No Operating History And Have Losses To Date Which May Continue in The Future. As A Result, We May Have To Suspend Or Cease Operations.

We have generated no operating revenues since our incorporation on June 7, 2006. We cannot with any accuracy evaluate our future success or failure. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to procure new business and generate revenues.
Our current operating expenses are greater than our revenues. As we cannot be certain of future revenues, we may have to suspend our operations.

At Present We Are Dependant On Our Three Directors And A Loss Of Any Could Have A Material Adverse Effect Upon Us.

Evan Williams, President, Solomon Nordine, Treasurer, and Leigh Anderson, Secretary are our Founding Directors. None of our Directors has a consulting or employment contract with us so there is no assurance that they will remain with us. Our Directors are committed to provide a part time commitment only as they serve on the Boards of other non-competitive privately held companies. If any were to leave or be unable to perform there duties, there
is no assurance that we would be able to retain qualified personnel   We do
not maintain any key man life insurance policies on any of our Directors so in the event of death, there would be no extra funding to cope with any resulting financial losses we might incur.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

                                  .6.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We May Be Unable To Pay Any Cash Dividends On Our Common Stock, Our Stockholders May Not Be Able To Receive A Return On Their Shares Unless They Sell Them.

As we presently do not have net income nor can we assure our shareholders of net income in the future, our stockholders may not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Under Certain Conditions, We May Receive Securities As Full or Partial Payment For Our Services Rendered And Such Securities May Lose All Value We Ascribe To Them.

In certain circumstances, we may accept a client's securities as full or partial payment. The securities we receive may be unregistered and as a result restricted. As a general rule we must hold restricted securities for one year until we have the ability to sell them. Although we will book any restricted securities we receive at a significantly reduced valuation in comparison to the same company's unrestricted shares, there is a risk that during such holding period the securities may be become worthless. We would suffer a loss of revenue as a result of such devaluation. By accepting client's securities as payment we could become partially or fully dependent of the client's success to sell the client's shares or receive dividends on the client's shares that we hold. Securities we receive as payment may decline in value from the time we receive them. Should we have to sell them to acquire additional capital for operations, we could incur serious financial losses that would impair our ability to carry on business.

Purchasers Of The Shares Offered Hereby Will Incur Immediate Substantial Dilution In The Net Tangible Book Value Of Approximately $0.07558 or 75.58% per Share.

                                   .7.

Our present shareholders have acquired their respective equity interests at a cost substantially below the offering price. Accordingly, the public investors will bear a disproportionate risk of loss per share.

We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to operate as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock and 20,000,000 preferred shares. The future issuance of either common or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any stock issued in the future on an arbitrary basis. The issuance of common or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. In addition, the selling shareholders may sell their shares for less than $0.10 per share. This could lower the market value of investors shares.

Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     - that a broker or dealer approve a person's account for transactions in penny stocks; and

     - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     - obtain financial information and investment experience objectives of the person; and

     - make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

                                 .8.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     - sets forth the basis on which the broker or dealer made the suitability determination; and

     - that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Our Services May Sometimes Be Paid for With Restricted Securities

We may allow certain clients to pay for our services with a combination of cash and restricted securities of theirs and as a result we are somewhat dependent on such companies' ability to succeed in the marketplace. There will usually be a significant period of time between when such securities are received and when they may be sold into the market. In the event that any securities we receive as partial payment decline in value from the time we receive them and we find ourselves in the unfortunate position of needing to raise capital for operations by selling some or all of such securities we may suffer irreparable harm.

     Our Forward-looking Statements Are Estimates Only

The statements contained in this prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although currently considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update them at any stage.

                                 .9.

Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We can not assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                            USE OF PROCEEDS

We intend to sell the shares ourselves or through broker/dealers and do not have an underwriter or commitment from any party to purchase any of the shares being offered by us. The following table discloses the gross proceeds less offering expenses we would realize from the sale of the related numbers of shares. However, such proceeds do not take into account any commissions paid to any broker-dealer should we engage such.


The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:


Expense                              Amount
---------------------------------    ------------------------------
Registration Fee                     $ 182.44
Printing and Engraving Expenses      $ 4,000
Accounting Fees and Expenses         $ 6,000
Legal Fees and Expenses              $ 10,000
Transfer Agent's Fees and Expenses   $ 2,000
Miscellaneous                        $ 15,000
----------------------------------   ------------------------------
Total                                $ 37,182.44
==================================   ==============================



-----------------------------------------------------------------------------
                                      Percentage of Offering Sold
Classification of Use            %100         %75         %50         %25
--------------------------    ----------- ----------- ----------- -----------
Sales and Marketing            $ 200,000   $ 135,000   $ 90,000    $ 40,000
Office Equip. and Systems      $  30,000   $  25,000   $ 20,000    $ 15,000
Legal and Accounting           $  20,000   $  15,000   $ 15,000    $ 10,000
General and Administrative     $  50,000   $  50,000   $ 25,000    $ 10,000
--------------------------    ----------- ----------- ----------- -----------
Total                          $ 300,000   $ 225,000   $150,000    $ 75,000
==========================    =========== =========== =========== ===========

                                   .10.

As the above table illustrates the majority of these proceeds will be utilized for marketing and general and administrative expenses. Our management will adjust the use of the proceeds dependent upon the amount of proceeds received and what is deemed to be in our company's best interests. The use of proceeds table above provides a breakdown should we sell less than the offered common shares. If we sell less than 25% of the shares offered, we will apply proceeds in the same percentage as indicated in the 25% column on a pro-rated basis giving no priority to any one particular category

We will spend approximately $37,182 on our Registration Statement which includes this Prospectus.

If we sell the maximum number of shares offered by this Prospectus, the net proceeds to us from this offering are expected to be adequate to fund our working capital needs for the next twelve (12) months. Pending maximum use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in sort-term interest-bearing securities. If we sell less than 50% of the securities offered hereby, we will need additional capital to maintain our working capital needs for the next twelve (12) months.

In the event that we engage a broker-dealer to sell shares in this offering, we would anticipate paying a fee no more than ten (10%) percent of any shares sold by such broker/dealer. Thus, our use of proceeds would be reduced by that amount.

                      DETERMINATION OF OFFERING PRICE

The offering price has no relationship to any established criteria of value, such as book value or earnings per share. No valuation or appraisal has been prepared for our business or any business plans that we have developed. The offering price was determined arbitrarily.

                                 DILUTION

The issuance of 3,000,000 common shares will dilute our common stock and may ultimately lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by 17,050,000, the number of outstanding shares of common stock assuming the maximum number of shares being offered by us are sold.

The net tangible book value of our common stock as of September 30, 2006 was $116,416, or approximately $0.00828 per share. Thus, as of September 30, 2006, the net tangible book value per share of common stock owned by our current stockholders would have increased by $300,000 or $0.07558 per share after giving effect to this offering (assuming the maximum number of shares being offered are sold) without any additional investment on their part and the purchasers of the shares offered hereby would have incurred an immediate dilution of $0.07558 per share from the offering price. The following table illustrates this per share dilution and reflects the receipt of varying amounts of proceeds:

                                  .11.


--------------------------  ---------- ----------- ----------- -----------
                                100%        75%         50%        25%
--------------------------  ---------- ----------- ----------- -----------
Public offering price per     $0.10       $0.10       $0.10       $0.10
Share of common stock
Offered hereby
--------------------------  ---------- ----------- ----------- -----------
Net tangible book value       $0.00828  $0.00828    $0.00828     $0.00828
Per share before offering

Increase per share            $0.01614  $0.01266    $0.00942     $0.00465
attributable to new
investors
--------------------------  ---------- ----------- ----------- -----------
Adjusted net tangible book    $0.02442  $0.02094    $0.01770     $0.01293
Value per share after this
Offering
--------------------------  ---------- ----------- ----------- -----------
Dilution to new investors     $0.07558  $0.07906    $0.08230     $0.08707
--------------------------  ---------- ----------- ----------- -----------



The following tables summarize the relative investments of investors pursuant to this offering and the current shareholders of Border Management:


---------------------------------------------------------------------------
             Assuming 100% of Offering (3,000,000 Shares) Sold
---------------------------------------------------------------------------
                     Current Stockholders   Public Investors   Total
------------------   --------------------  ------------------ -------------
Number of shares of  14,050,000            3,000,000          17,050,000
common stock
purchased

Percentage of        82.4%                 17.6%              100%
Outstanding common
Stock after offering

Gross consideration  $ 142,676             $ 300,000          $ 442,676
Paid

Percentage of        32.23%                67.77%             100%
Consideration paid

Average              $ 0.01                $ 0.10             $ 0.0259
Consideration paid
------------------  --------------------  ------------------- -------------

                                   .12.



---------------------------------------------------------------------------
             Assuming 75% of Offering (2,250,000 Shares) Sold
---------------------------------------------------------------------------
                     Current Stockholders   Public Investors   Total
------------------   --------------------  ------------------ -------------
Number of shares of  14,050,000            2,250,000          16,300,000
common stock
purchased

Percentage of        86.1%                 13.9%              100%
Outstanding common
Stock after offering

Gross consideration  $ 142,676             $ 225,000          $ 367,676
Paid

Percentage of        38.8%                 61.2%              100%
Consideration paid

Average              $ 0.01                $ 0.10             $ 0.0225
Consideration paid
------------------  --------------------  ------------------- -------------



---------------------------------------------------------------------------
             Assuming 50% of Offering (1,500,000 Shares) Sold
---------------------------------------------------------------------------
                     Current Stockholders   Public Investors   Total
------------------   --------------------  ------------------ -------------
Number of shares of  14,050,000            1,500,000          15,550,000
common stock
purchased

Percentage of        90.3%                 9.7%               100%
Outstanding common
Stock after offering

Gross consideration  $ 142,676             $ 150,000          $ 292,676
Paid

Percentage of        48.74%                51.26%              100%
Consideration paid

Average              $ 0.01                $ 0.10             $ 0.0188
Consideration paid
------------------  --------------------  ------------------- -------------

                                    .13.


---------------------------------------------------------------------------
             Assuming 25% of Offering (750,000 Shares) Sold
---------------------------------------------------------------------------
                     Current Stockholders   Public Investors   Total
------------------   --------------------  ------------------ -------------
Number of shares of  14,050,000            750,000            14,800,000
common stock
purchased

Percentage of        94.9%                 5.1%               100%
Outstanding common
Stock after offering

Gross consideration  $ 142,676             $ 75,000           $ 217,676
Paid

Percentage of        65.54%                 34.46%              100%
Consideration paid

Average              $ 0.01                $ 0.10             $ 0.0147
Consideration paid
------------------  --------------------  ------------------- -------------



In the future, we may issue additional shares, options and warrants, and we may grant stock options to our employees, officers, directors and consultants under our stock option plan, all of which may further dilute our net tangible book value.

                               CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2006. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.


----------------------------------------------------------------------------
                                     September 30, 2006
                                     Actual
-----------------------------------  ---------------------------------------
Stockholders' Equity: Common Stock,  $14,050
$0.001 par value, 50,000,000 common
shares authorized; 14,050,000 issued
and outstanding.

Additional Paid - in Capital          $128,626
Retained Earnings (Deficit)           (26,260)
                                       --------
Accumulated other comprehensive loss  -
------------------------------------  --------------------------------------
Total Stockholders' Equity            $116,416
------------------------------------  --------------------------------------
Total Capitalization                  $142,676
====================================  ======================================

                                  .14.

                            DIVIDEND POLICY

Holders of our common stock are entitled to dividends when, as and if declared by our Board of Directors out of funds legally available therefore. We have never declared or paid any cash dividends. We intend to retain a portion of our earnings, if any, to finance the development and expansion of our business. Payment of future dividends on our common stock will be subject to the discretion of our Board of Directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends on our common stock will ever be paid.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                             OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This discussion may contain forward-looking statements that could involve risks and uncertainties. For additional information see "Risk Factors".

Border Management was incorporated on June 7, 2006 however we have not yet commenced operations other than research and establish a preliminary business plan. We have invested the majority of the proceeds from our original share issue in a short term interest bearing note issued by JPI Project Management Inc. JPI Project Management Inc. is a privately held British Columbia non reporting company owned by Mrs. Jillian Williams, Evan Williams's wife.

                     CRITICAL ACCOUNTING POLICIES:

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

                        RESULTS OF OPERATIONS:

Substantial positive and negative fluctuations can occur in our business due to a variety of factors, including variations in the economy, and the abilities to raise capital. As a result, net income and revenues in a particular period may not be representative of full year results and may vary significantly in this early stage of our operations. In addition results of operations, may vary in the future, and will be materially affected by many factors of a national and international nature, including economic and market conditions, currency values, inflation, the availability of capital, the level of volatility of interest rates, the valuation of security positions and investments and legislative and regulatory developments. Our results of operations also may be materially affected by competitive factors and our ability to attract and retain highly skilled individuals.

                                 .15.

Period Ended September 30, 2006:

We have had no service revenues to date. We anticipate our services will be rendered to our clients on both an ongoing basis as well as a one time and
project consulting basis.   If engaged on a project or one time basis, we
will recognize revenues at the time that all services have been substantially completed. At the discretion of our management, we may accept restricted equity securities in certain entities as payments for services provided to these entities. Some of these entities may be newly formed, have no operating history, and the market for such securities would be very limited. In the event that there is a public market for the securities, we will record the securities at a discount from the market price, since (i) the securities are restricted and (ii) there is no assurance that the value of these securities will be realized. The amount of shares we will accept in lieu of a portion of a client's cash payment is situation specific.

Revenue for the 116 day period ended September 30, 2006 was $ NIL.

The net loss for the period ended September 30, 2006 was $ 26,260 or $ 0.0034 per share.


                    LIQUIDITY AND CAPITAL RESOURCES:

We have a no operating history. We have no clients to date and our future clients may also be in the early stages of their operations with not much available cash on hand. As a result, as previously discussed, we may occasionally receive restricted equity securities issued by our clients. Due to the restrictions and since the values of these securities fluctuate and are not readily convertible to cash we will initially record the receipt of such securities at a significant discount. Based on the above, the securities will be reflected as investments available for sale on our balance sheet. At the balance sheet date, we will compare the then market price or fair value of such securities to the amount initially recorded and any resulting unrealized gain or loss is recorded as other comprehensive income or loss in the equity section of our balance sheet. At the time the restriction is lifted (usually within one year of receipt) and we are able to sell the securities, the resulting gain or loss realized will be recognized in our statement of operations. The increase or decrease in these investment securities will be shown in operating activities on the statement of cash flows since the receipt of said securities is in payment of accounts receivable from operating revenues.

We require additional working capital to advance our marketing plan and business operations, which, among other things has constrained our ability to market our services. As a result, management is dependent on the proceeds of the proposed public offering of securities to increase the level of its operations. There can, however, be no assurance that we will be successful.

                                   .16.

                           IMPACT OF INFLATION

To date inflationary factors have not had an effect on our company. We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

                                  OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending, the amount of sales of our services, the competitive environment within our industry, the ability to initiate and expand our operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers.

                         DESCRIPTION OF BUSINESS

     History and Development

We were incorporated pursuant to the laws of the State of Nevada on June 7, 2006 under the name Border Management, Inc. Our Directors have significant business experience. They have dealt personally with many entrepreneurs, existing for profit and not-for profit businesses and organizations. They have also dealt with all three Canadian levels of government. It became apparent that the complexities of operating in Canada would be even more daunting for non-Canadians who did not have the cultural , geographic, or business background necessary. Border Management was formed to offer a "one stop" management and consulting service to Non-Canadians. We have a mature base of consultants that we can draw on to assist our Directors in providing services to our clients. We are therefore able to provide advice directly or through a sound base of business, engineering, legal, and other professionals relating to a wide variety of issues including:

Business Structure
Strategic Planning
Budgeting
Financing
Accounting Systems
Tax Planning
Marketing
Capital Expenditures
Cost Controls
Project Management
Estate Planning
Mediation
Due Diligence
Mergers
Acquisitions
Web Site Design
Computer and Systems Installations

                                   .17.

Border Management will work with both private and public companies. We will market our services to accommodate a wide range of clients. We will serve
clients who require our services on a one-time basis.   We believe the
majority of our revenues will be derived from assisting clients on an ongoing basis over a period of years. We will strive to establish long term business relationships.

     Typical Revenue Producing Transaction

We will analyze each clients needs and our ability to professionally service that client. Assuming we can, our fee will be set by the type of service we provide. Services of a more routine or elementary nature will be charged at lower rates than services requiring specialized skills. Also, in many cases we will have to utilize the outside services of consultants. In doing so our fee will in part be dictated by the type of consultant retained what they as sub-contractors would charge as well the quantity of work and expertise applied. In some cases our fee will only be for a review of the clients needs. In all cases we will attempt to avoid misunderstandings regarding fees with our clients by discussing and reviewing our services and the amounts to be charged to our clients before accepting the engagement.

     Revenue Breakdown

We will bill our clients in two ways. We will record revenues depending on which way we invoice. If we accept an appointment to act as management or business consultants, and the appointment is for a service or services which will take an extended time to deliver, we will bill and record revenue on a monthly or periodic basis. If we accept appointments that will provide services for a short duration of time, we will bill and record revenue when the services are completed. We may receive equity securities in certain entities as payments for services provided for these entities. Some of these entities may be newly formed, have no operating history, and the market for such securities is very limited. Since there is no assurance that these securities are marketable, will recognize a reduced amount of revenue upon receipt. Actual amounts of revenue will be recorded at the time we sell any of these securities. The amount of shares we will accept in lieu of a portion of a client's cash payment is situation specific. Such amount will not be contingent on the success or failure of our efforts.

     Strategic Relationships

We plan to engage outside consultants to assist us in providing services to our clients. We will strive to establish personal and long-term business relationships with these consultants. As our management team expands and we are able to offer a wide range of services, we hope to engage the same consultants on an ongoing basis. We should be able to effect economies of scale in terms of the fees charged to us as well as become more efficient in the use of such consultants.

                                    .18.

     The Market

Canada provides an exceptional market for many businesses. New businesses or organizations however are faced with major differences in government regulations and local business conditions than they are familiar with in their home countries. Every person, business, or organization will face the many challenges and Canadian specific regulations when attempting to set up in Canada. We believe our potential client base is very large. Within the potential client base we believe small to medium sized businesses will most likely find our services attractive. Very large companies will have more "in house" expertise as well as better funding to search out more established consultants with high profiles.

     Competition

We face a highly competitive market place for all of our services. We do not expect this to change in the future. Other business consultants, accounting firms, marketing and business development companies, engineering, personnel, and project management firms will be direct competitors. Our competitors will be better funded, more experienced, and already established. They therefore may be able to offer similar services at lower rates.

     Employees and Strategic Advisors

As of the date of this prospectus we have no full-time employees with the exception of our three members of Executive Management and Board of Directors. We will utilize outside consultants as required to offer our services. These consultants be independent contractors

     Properties

Our executive offices are located at 968 - 240th Street, Langley, BC, Canada V2Z 2Y3. Our telephone number is (604) 539-9680.

     Governmental Regulations

We are not aware of any existing or probable governmental regulations which will have a material effect on our business.

Currently, we do not meet the classification as an "Investment Company" as that term is defined in the Investment Company Act of 1940 because we do not hold securities in our client companies that would comprise 40 percent of our total assets. We will continue to monitor that "securities component" level of forty (40%) percent to ensure that we never fall under that classification. Some of the securities we may accept as partial payment for our services are restricted and therefore must be held for a period of time. Our intent is not to hold such securities for the long term but rather sell any available securities as soon as we are no longer restricted pursuant to the securities laws and such securities have a value equal to or exceeding the value of services rendered by us at the time they were received. In the event that we ever approach the "Investment Company" threshold, we will re evaluate our policy of accepting securities as partial payment for services rendered.

                                 .19.

The Investment Advisers Act of 1940 does not apply to our activities as we will not be providing to the public any type of investment advice or analysis with respect to our clients.

     Seasonality

We anticipate our business will be somewhat seasonal in nature due to harsh Canadian winters. Typically most businesses would want to commence development in the spring to fall months. Demand for services may therefore be strongest during those periods.

     Legal Proceedings

We are not a party to any pending legal proceeding nor are any legal actions contemplated by us at this time.

                               MANAGEMENT

     Directors

Presently, Mr. Evan Williams, Mr. Solomon Nordine, and Mr. Leigh Anderson are the only members of our Board of Directors and were appointed to the Board in June 2006.

The following table sets forth the name and, as of September 30, 2006, the age and position of each director and executive officer of our company.


---------------------------  ---------------  ---------------------------
NAME                         AGE              Position
---------------------------  ---------------  ---------------------------
Evan Williams                61               President
Solomon Nordine              25               Treasurer
Leigh Anderson               73               Secretary
---------------------------  ---------------  ---------------------------


     Background of Executive Officers, Directors and Significant Employees

Evan Williams. Mr. Williams is a founder, and current President and CEO of Border Management, Inc. Mr. Williams has over thirty five years experience as an electrical, engineering, and project management consultant. Mr. Williams has provided professional advice through his own consulting company to both small and large businesses as well as institutional and government bodies. Mr. Williams also has experience in business planning, performance analysis, budgeting, procurement, and quality assurance. Mr. Williams holds a General Certificate of Education in Mathematics & Physics, University of Cambridge, Extn. Examinations Syndicate. Also Ordinary National Diplomas in Mechanical, Electronic, and Electrical Engineering (Great Britian) and Higher National Diploma in Electrical and Electronic Engineering (Great Britain). Mr. Williams has received Post Graduate awards for Illuminating Engineering and Mathematics. Mr. Williams professional affiliations include membership in the Illuminating Engineering Society and prior membership in the Electrical Research Association (U.K.) 1967-1971

                                  .20.

Solomon Nordine. Mr. Nordine is a founder , and current Treasurer of Border Management, Inc. Mr. Nordine has operated his own accounting and business consulting company for over three years. Mr. Nordine has also provided part time and full time marketing services for over one year to an import and
distribution business.   Mr. Nordine earned a Diploma in Business
Administration and Bachelor of Business Administration from Okanagan University College as well as a Master of Business Administration from the University of Phoenix.

Leigh Anderson. Mr. Anderson is founder, and current Secretary of Border Management, Inc. Mr. Anderson has thirty two years financial experience in public education. Mr. Anderson's positions have included Secretary Treasurer, Superintendent of Business and Finance, and Business Administrator. Mr. Anderson has also worked as an Independent Consultant to the B.C. Ministry of Education. For nine years Mr. Anderson held various
positions with Canada's largest chartered bank.   Mr. Anderson received a
Diploma in Business Administration from the University of Toronto and a Supervisory Officer's Certificate from the Ontario Ministry of Education.

     Compensation of Directors

We currently do not pay our Directors any fee in connection with their role as members of our Board; however our Board may choose to pay our Directors in the future dependent on Border Management's income and cash flows. Our Directors will be reimbursed for travel and out-of-pocket expenses in connection with their attendance at Board meetings.

     Employment Agreements

There are currently no Employment Agreements in place.

                          EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officers and our other executive employees as of September 30, 2006.


                        Summary Compensation Table
----------------------------------------------------------------------------
                                               Long - Term
                              Annual           Compensation
                              Compensation     Awards
                                               Securities
Name and Principal                             Underlying       All Other
Position            Year      Salary  Bonus    Options (#)      Compensation
------------------ ------   --------- -------- -------------- --------------
Evan Williams      2006     $ 0       $ 0      0              $ 0
President
Solomon Nordine    2006     $ 0       $ 0      0              $ 0
Treasurer
Leigh Anderson     2006     $ 0       $ 0      0              $ 0
Secretary
------------------ ------   --------- -------- --------------- --------------

                                     .21.

     Option Grants During Last Fiscal Year

No options have been issued.

     Other

No director or executive officer is involved in any material legal proceeding in which he is suing us or in which he will receive a benefit from the legal proceedings.

                             CODE OF ETHICS

Our executive officers are presently our only employees and we have therefore not as yet needed to adopt a code of ethics. We intend adopting and publishing a code when we have a minimum of 5 full-time employees.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For a description of employment contracts with executive officers, please refer to the section entitled Executive Compensation - Employment Contracts. The founders of our company currently hold 100% of our outstanding common stock prior to the issuance of any shares related to this Prospectus. Evan Williams, Solomon Nordine, and Leigh Anderson, our Directors hold approximately 60.3 percent of our outstanding common stock.

    DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                            ACT LIABILITIES

Our articles of Incorporation and by-laws provide that our directors and officers will not be personally liable to us or our stockholders for monetary damages due to the breach of a fiduciary duty as a director or officer. Nevada Law provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, does not of itself prevent indemnification so long as the officer or director acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, or, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

                                  .22.

In addition, Nevada Law provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action or suit brought by us or by our stockholders on our behalf, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. However, indemnification is prohibited as to any suit brought in our right in which the director or officer is adjudged by a court to be liable to us.

To the extent that the officer or director is successful on the merits in any proceeding pursuant to which such person is to be indemnified, we must indemnify him against all actual and reasonable expenses incurred, including attorney's fees.

The foregoing indemnity provisions will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and require us to indemnify officers and directors to the fullest extent permitted by law.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2006 information regarding the beneficial ownership of our common stock by each person we know to own five percent or more of the outstanding shares, by each of the directors, and officers. As of September 30, 2006, there were 14,050,000 shares of our common stock outstanding and 3,000,000 additional shares of Common Stock to be issued in this offering.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.



-----------------------------------------------------------------------------
                                      Percentage of Shares Beneficially Owned

Name and Address   Number of Shares   Percentage of Shares After the Offering
Of Beneficial      Beneficially Owned Shares Before the    Assuming All Are
Owner                                 Offering             Sold
-----------------  ------------------ -------------------- ------------------
Evan Williams      7,500,000          53.38%               43.98%
968 - 240 St.
Langley, BC
Canada, V2Z 2Y3

Solomon Nordine       50,000            .35%                 .29%
827 Raymer Rd
Kelowna, B.C.
Canada, V1W 1J7

Leigh Anderson        50,000            .35%                 .29%
17316 Hillview Pl.
Surrey, BC
Canada
-----------------  ------------------- -------------------- -----------------

                                   .23.

The following table sets forth information concerning the beneficial ownership of shares of our Common Stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our Common Stock as of September 30, 2006. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with the Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within sixty (60) days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them. Percentage ownership is based on 14,050,000 shares of Common Stock outstanding as of September 30, 2006 and 3,000,000 additional shares of Common Stock to be issued in this offering.

There is no public trading market for our shares of common stock. In addition to Mr. Evan Williams our President, we have 55 founding shareholders, none of which owns more than 5% of the total shares outstanding. For a discussion regarding our dividend policy as related to our common stock please see "Description of Securities."



-----------------------------------------------------------------------------
                                      Percentage of Shares Beneficially Owned

Name and Address   Number of Shares   Percentage of Shares After the Offering
Of Beneficial      Beneficially Owned Shares Before the    Assuming All Are
Owner                                 Offering             Sold
-----------------  ------------------ -------------------- ------------------
Evan Williams      7,500,000          53.38%               43.98%
-----------------  ------------------ -------------------- ------------------

                                   .24.

                            SELLING SHAREHOLDER

This Prospectus will also be used for the offering of additional shares of our Common Stock owned by 56 selling shareholders. Selling Shareholders may offer for sale up to 100% (14,050,000 shares) of our Common Stock. Selling Shareholders may offer for sale such shares of our Common Stock from time to time in the open market, in privately negotiated transactions or otherwise. We will not receive any proceeds from such sales. The resale of the securities by Selling Shareholders is subject to the prospectus delivery and other requirements of the Securities Act.


-----------------------------------------------------------------------------
                                      Percentage of Shares Beneficially Owned

Name and Address   Number of Shares   Percentage of Shares After the Offering
Of Beneficial      Beneficially Owned Shares Before the    Assuming All Are
Owner              (1)                Offering             Sold (2)
-----------------  ------------------ -------------------- ------------------
Leigh Anderson     50,000             .35%                 .29%

Jean Ashbrook      50,000             .35%                 .29%

Mark Ashbrook      50,000             .35%                 .29%

Andrea Atkins      150,000            1.06%                .87%

Timothy Baker      200,000            1.42%                1.17%

Colin Bayne        200,000            1.42%                1.17%

Richard Cassells   250,000            1.77%                1.46%

Cheryl J. Clements 50,000             .35%                 .29%

Jessica Clements   50,000             .35%                 .29%

John V. Clements   50,000             .35%                 .29%

Julie Clements     50,000             .35%                 .29%

Colin Commandeur   150,000            1.06%                .87%

Gary Dawson        50,000             .35%                 .29%

Alan Donaldson     50,000             .35%                 .29%

James P. Easton    50,000             .35%                 .29%

Anthony J. Edwards 100,000            .71%                 .58%

                                  .25.

Donald B. Forth    100,000            .71%                 .58%

Jaylene Forth      50,000             .35%                 .29%

Todd N. Forth      50,000             .35%                 .29%

Derek Frost        200,000            1.42%                1.17%

Lianne Gaultier    50,000             .35%                 .29%

Larry Henderson    50,000             .35%                 .29%

Stanley Hibbs      500,000            3.55%                2.93%

Ronald Humphreys   250,000            1.77%                1.46%

Alan Hunt          100,000            .71%                 .58%

Anne Jeffrey       50,000             .35%                 .29%

Maureen Joyce      50,000             .35%                 .29%

Kyla T. Joyner     50,000             .35%                 .29%

Heather McFarlane  50,000             .35%                 .29%

David A. McKay     50,000             .35%                 .29%

Barbara Mitchell   50,000             .35%                 .29%

George R. Mitchell 200,000            1.42%                1.17%

Evelyn Nash        350,000            2.49%                2.05%

Dennis Nickel      100,000            .71%                 .58%

Abraham Nordine    50,000             .35%                 .29%

Solomon Nordine    50,000             .35%                 .29%

James O'Brien      200,000            1.42%                1.17%

Darlene Rodocker   50,000             .35%                 .29%

John Rollett       50,000             .35%                 .29%

Emma Sarasin       100,000            .71%                 .58%

Alan C. Sedgwick   50,000             .35%                 .29%

Sandi Serruys      50,000             .35%                 .29%

Janet Shiels       50,000             .35%                 .29%

Russell J. Shiels  50,000             .35%                 .29%

                                 .26.

Addison Smith      50,000             .35%                 .29%

Garnet H. Smith    50,000             .35%                 .29%

Janet Stritychuk   50,000             .35%                 .29%

Michael Tate       250,000            1.77%                1.46%

Gary Thorainson    250,000            1.77%                1.46%

Evan Williams      7,500,000          53.38%               43.98%

Jillian Williams   50,000             .35%                 .29%

Catharine M. Wood  500,000            3.55%                2.93%

Ian Wood           500,000            3.55%                2.93%

Marion Wood        200,000            1.42%                1.17%

Wayne Wooldridge   50,000             .35%                 .29%

Sussan Zare Pour   50,000             .35%                 .29%



1. All shares being registered pursuant to this prospectus were purchased by the selling shareholders at a price of $.01.
2. Assuming all shares are sold.

                                  .27.

                        DESCRIPTION OF SECURITIES

     General

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Incorporation, and By-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share, of which 14,050,000 shares were issued and outstanding as of September 30, 2006. We are also authorized to issue 20,000,000 preferred stock, $0.001 par value per share, of which no shares were issued as of September 30, 2006.

     Common Stock

Holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Our Preferred shares have not been assigned any special or preemptive rights at this time, nor any cumulative voting rights.

As of September 30, 2006 we have 56 shareholders.

     Dividends

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                                   .28.

     Shares Eligible for Future Sale

Upon completion of this offering and assuming the maximum number of shares are sold, we will have 17,050,000 shares of common stock outstanding. Of these shares, 3,000,000 shares of common stock will be freely tradable without further restriction or further registration under the Securities Act, as amended, accept for those shares purchased by an "affiliate" of Border Management (in general, a person who has a control relationship with Border Management) which will be subject to the limitation of Rule 144 adopted under the Securities Act. The remaining shares (14,050,000) are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act.

     Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock; however none have been issued to date.

     Transfer Agent and Registrar

Our transfer agent is the law firm of Kerr & Associates located in Las Vegas Nevada.

     Resale Restrictions

All of our shares of common stock issued prior to this offering are "restricted securities" as this term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the U.S. in the absence of registration other than in accordance with Rule 144 under the Securities Act of 1933, as amended, or another exemption from registration. In general, under Rule 144 as currently in effect, any of our affiliates or any person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned our common shares which are treated as restricted securities for at least one (1) year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our outstanding common shares (approximately 170,500 shares based upon the number of common shares expected to be outstanding after the offering) or the reported average weekly trading volume in our common shares during the four weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to sale restrictions and notice requirements and to the availability of current public information concerning our company. In addition, affiliates of our company must comply with the restrictions and requirements of Rule 144 (other than the one (1) year holding period requirements) in order to sell common shares that are not restricted securities (such as common shares acquired by affiliates in market transactions). Furthermore, if a period of at least two (2) years has elapsed from the date restricted securities were acquired from us or from one of our affiliates, a holder of these restricted securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three (3) months prior to such sale would be entitled to sell the shares immediately without regard to the volume, manner of sale, notice and public information requirements of Rule 144.

                                 .29.

     Penny Stock Considerations

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may be subject to such penny stock rules and our shareholders may find it difficult to sell their securities.

                          PLAN OF DISTRIBUTION

     Shares being registered on the company's behalf

We are registering 3,000,000 shares of our common stock which shall be offered and sold on a self-underwritten basis by Mr. Evan Williams our Chief Executive Officer and President, or, at our discretion, by participating broker-dealers licensed by the National Association of Securities Dealers, Inc. Although we anticipate being listed on the OTC-Bulletin Board concurrently with the effectiveness of this Prospectus, we may not be. Regardless, we will offer the shares to the public at a price of $.10 per share. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account. The offering price of the shares was arbitrarily determined by us. The offering price of the shares does not have any relationship to our assets, book value, or earnings. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason. There can be no assurance that we will sell any or all of the offered shares.

As our offering is "self-underwritten" in nature and at a fixed price of $.10 per share, we are unsure whether we will sell any shares of common stock. As a result, we are unable at this time to determine what State, if any, offers or sales will be made. We may also seek out broker-dealers to assist us in placing our stock. Regardless of whether we place our stock ourselves or through agents, we will comply with all applicable blue sky requirements of each jurisdiction in which we ultimately offer and sell our shares.

Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

                                   .30.

     Shares being registered on the selling shareholder's behalf

We are also registering 14,050,000 shares of our common stock held by our fifty six shareholders, the selling shareholders, on their behalf. Prior to the listing of our securities on the OTC Bulletin Board, the selling shareholders have agreed to sell their shares at a price of $.10. Once our securities are listed on the OTC Bulletin Board the selling shareholder may sell some or all of such shares at any price. The shares will not be sold in an underwritten public offering.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share.

The selling shareholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling shareholder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, beginning one (1) year after the shares were issued.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our Common Stock offered by this prospectus may not simultaneously engage in market making activities with respect to our Common Stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling shareholder is subject to applicable provisions that limit the timing of purchases and sales of our Common Stock by the selling shareholder.

We have informed the selling shareholders that, during such time as he may be engaged in a distribution of any of the shares we are registering by this prospectus, he is required to comply with Regulation M. In general, Regulation M precludes the selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

                                  .31.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our Common Stock to be less volatile than it would otherwise be in the absence of these transactions. We have informed the selling shareholder that stabilizing transactions permitted by Regulation M allow bids to purchase our Common Stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling shareholder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

                              LEGAL MATTERS

The validity of the shares has been passed upon for us by our counsel, Kerr & Associates, Attorneys at Law, Las Vegas, Nevada.

                                 EXPERTS

The financial statements of Border Management, Inc. at September 30, 2006 appearing in this registration statement have been audited by UHY LDMB ADVISORS INC., Chartered Accountants, Langley, B.C. our independent auditor.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN GIVEN ANY INFORMATION OR HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, BY THE SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN, WHICH SUCH OFFER, OR SOLICITATION IS UNLAWFUL.

                   WHERE YOU CAN FIND MORE INFORMATION

The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act, and, we will file reports, proxy statements and other information with the Securities and Exchange Commission as required by federal law. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission Investors may read and copy any of these reports, statements, and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms upon payment of the fees prescribed by the Securities Exchange Commission. These SEC filings are also available free at the SEC's web site at www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement in its entirety.

                                  .32.


                          FINANCIAL STATEMENTS
                         BORDER MANAGEMENT, INC.
                      (A Development Stage Company)

                                INDEX
---------------------------------------------------------------------------
                                                                   Page (s)
---------------------------------------------------------------------------
Independent Auditors' Report . . . . . . . . . . . . . . . . . . . F-2
Financial Statements:
Balance Sheets as of September 30, 2006. . . . . . . . . . . . . . F-3
Statement of Operations for the Cumulative Period from Inception,
June 7, 2006 to September 30, 2006 . . . . . . . . . . . . . . . . F-4
Statement of Shareholders' Equity for the Cumulative Period from
Inception, June 7, 2006 to September 30, 2006. . . . . . . . . . . F-5
Statement of Cash Flows for the Cumulative Period from Inception,
June 7, 2006 to September 30, 2006 . . . . . . . . . . . . . . . . F-6
Notes to Financial Statement . . . . . . . . . . . . . . . . . . . F-7

                                  .33.

                      INDEPENDENT AUDITORS' REPORT

UHY LDMB Advisors Inc., Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of:
Border Management, Inc.

We have audited the accompanying balance sheet of Border Management, Inc. as at September 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2006 and the results of its operations and cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited capital and has suffered losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ UHY LDMB Advisors Inc.
--------------------------
UHY LBMB Advisors Inc.

Chartered Accountants
Langley, British Columbia, Canada

November 27, 2006



                                   .F-2.



Border Management, Inc.
(a development stage company)

Balance Sheets
As At September 30, 2006

---------------------------------------------------------------------
ASSETS
---------------------------------------------------------------------
Current Assets:
     Cash                                               $   2,676

     Promissory note receivable - related party (Note 3)  140,000
            140,000
                                                        -------------
Total Assets                                            $ 142,676
                                                        =============

---------------------------------------------------------------------
LIABILITIES
---------------------------------------------------------------------
Current
     Accounts payable and accrued liabilities           $  26,260
                                                        =============

---------------------------------------------------------------------
STOCKHOLDERS' EQUITY
---------------------------------------------------------------------
     Common stock, $.001 par value
          Authorized: 50,000,000 shares
          Issued:     14,050,000 shares                    14,050
     Preferred stock,$.001 par value
          Authorized: 20,000,000 shares
          Issued:     Nil
     Additional paid-in capital                           128,626
     Deficit accumulated during the development stage     (26,260)
                                                        -------------
Total stockholders' equity                              $ 116,416
                                                        -------------

Total liabilities and stockholders' equity              $ 142,676
                                                        =============

GOING CONCERN (Note 1)

The accompanying notes are an integral part of these financial statements.

APPROVED BY THE DIRECTORS:

/s/Evan Williams
----------------
Evan William
Director

/s/Leigh Anderson
-----------------
Leigh Anderson
Director

/s/ Solomon Nordine
-------------------
Solomon Nordine
Director

                                    .F-3.


Border Management, Inc.
(a development stage company)

Statement of Operations

For the Period from June 7, 2006 (inception) to September 30, 2006
----------------------------------------------------------------------
REVENUE                                                 $  -
EXPENSES
     Professional fees                                     26,260

NET LOSS                                                $ (26,260)
                                                        ==============

Loss per share (Note 2(e))                              $  0.00
                                                        ==============

Weighted average number of shares outstanding            7,655,603
                                                        ==============

----------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

                                    .F-4.

Border Management, Inc.
(a development stage company)

Statement of Stockholders' Equity

For the Period from June 7, 2006 (inception) to September 30, 2006


-----------------------------------------------------------------------------

                    Common stock
                   --------------                Deficit Acc.   Total
                  Number    Amount  Additional   During Devel-  Stockholders'
                Of Shares            Paid-in     opment Stage   Equity
                                     Capital
                ---------  -------- ----------- --------------- -------------
Issue of Common 7,600,000  $ 7,600  $ 68,400    $  -            $ 76,000
Stock for cash
On organization
Of the Company

Issue of Common 6,450,000  $ 6,450  $ 60,226    $  -            $ 66,676
Stock for cash

Net loss for
Period            -          -        -         $ (26,260)      $ (26,260)

                ---------  -------- ----------- --------------- -------------
Balance        14,050,000  $14,050  $ 128,626   $ (26,260)      $ 116,416
September 30,
2006
                =========  ======== =========== =============== =============


The accompanying notes are an integral part of these financial statements.

                                  .F-5.


Border Management, Inc.
(a development stage company)

Statement of Cash Flows

For the Period from June 7, 2006 (inception) to September 30, 2006

---------------------------------------------------------------------


CASH FLOWS (USEDIN) PROVIDED BY:

OPERATING ACTIVITIES
     Net loss                                        $ (26,260)
     Adjustments to reconcile net loss to net cash
        used in operating activities: Increase in
        accounts payable and accrued liabilities        26,260
                                                     -----------

INVESTING ACTIVITIES
     Promissory note receivable                       (140,000)
                                                     -----------

FINANCING ACTIVITIES
     Common stock issued for cash:                     142,676
                                                     -----------
INCREASE IN CASH                                         2,676
CASH, beginning                                          -
CASH, ending                                         $   2,676
                                                     -----------

SUPPLEMENTAL INFORMATION
Cash paid during the year to:
     Interest                                         $ -
     Income taxes                                     $ -
--------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

                                  .F-6.

BORDER MANAGEMENT, INC.
(a development stage company)

SEPTEMBER 30, 2006

1. 0RGANIZATION AND DEVELOPMENT STAGE ACTIVITIES

The Company was incorporated under the laws of the State of Nevada on June 7, 2006. The company purpose in the Articles of Incorporation is to engage in any lawful activity or activities in the State of Nevada and throughout the world. The Company will specialize in offering management and consulting services to non-Canadian businesses, organizations and individuals wishing to conduct business in Canada. As of September 30, 2006, the Company is considered to be in the development stage as the Company is devoting substantially all of its effort to establishing its new business and the Company has not generated revenues from its business activities. The Company has no cash flows from operations. The Company is currently seeking additional funds through future debt or equity financing to offset future cash flow deficiencies. Such financing may not be available or may not be available on reasonable terms. The resolution of this going concern issue is dependent on the realization of management's plans. If management is unsuccessful in raising future debt or equity financing, the Company will be required to liquidate assets and curtail or possibly cease operations.

     2 .    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. Because a precise determination of many assets and liabilities is dependent on future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below:

        a .Cash and cash equivalents

The Company considers all short-term investments, including investments in
certificates of 	deposit, with a maturity date at purchase of three months
or less to be cash equivalents.

        b .Foreign currencies

The functional currency of the Company is the United States dollar. Transactions in foreign currencies are translated into United States dollars at the rates in effect on the transaction date. Exchange gains or losses arising on translation or settlement of foreign currency denomination monetary items are included in the statement of operations.

        c .Financial instruments

The Company's financial instruments consist of cash, promissory note receivable, and accounts payable and accrued liabilities.

Management is of the opinion that the Company is not subject to significant
interest, currency or 	credit risks on the financial instruments included in
these financial statements. The fair market values of these financial instruments approximate their carrying values.

        d .Income taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, current taxes are recognized for the estimated income taxes payable for the current period.

Deferred income taxes are provided based on the estimated future tax effects of temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases as well as the benefit of losses available to be carried forward to future years for tax purposes.

Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be covered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

        e .Loss per share

Basic loss per share is computed by dividing loss for the period available to common stockholders by the weighted average number of common stock outstanding during the period.

        f .Recent accounting pronouncements

The FASB has issued FIN 48 which prescribes rules for the accounting for uncertainty in income tax positions. FIN 48 requires all material tax positions to undergo a new two-step recognition and measurement process. All material tax positions in all jurisdictions in all tax years in which the statute of limitations remains open upon the initial date of adoption are required to be assessed. The criteria for asset recognition is that it is more likely than not that a tax position will be sustained upon examination based solely on its technical merits. If the recognition standard is not satisfied, then no tax benefit otherwise arising from the tax position can be recorded for financial statement purposes. If the recognition standard is satisfied, the amount of tax benefit with a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. FIN 48 is effective for the fiscal years beginning after December 15, 2006. The Company does not anticipate the adoption of FIN 48 will have a material impact on the Company's financial position, results of the operations, or cash flows.

In September 2006, the FASB issued FASB Statement No. 157. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management is currently evaluating the impact this statement will have on the financial statements of the Company once adopted.

3 .PROMISSORY NOTE RECEIVABLE - RELATED PARTY

The promissory note receivable pays monthly interest only of 2/3% per month and carries an effective annual interest rate of 8.30%. The capital of $140,000 is payable upon demand and is due from JPI Project Management Inc., a related company. JPI is owned solely by the President's spouse. Payment is due on the 15th of the following month and the first payment is due November 15th. The first three monthly payments from JPI were made in advance on November 8, 2006.

4.Stockholders' Equity:

            Common Stock Offerings:
            On June 7, 2006, the Company completed a private placement offering of 7,600,000 common shares to its officers and directors for $76,000.

            On September 30, 2006, the Company completed a private placement offering of 6,450,000 to its remaining founders for $66,676.

All subscribers and current shareholders as of September 30, 2006 are founders of Border Management, Inc.

5. RELATED PARTY TRANSACTIONS

(a)On September 29, 2006, the Company advanced $140,000 to a company controlled by the wife of the Company president as detailed in Note 3 above.

(b)Included in accounts payable and accrued liabilities is $1,260 owing to the president of the Company.

6.INCOME TAXES

----------------------------------------------------------------------------
Deferred tax assets and liabilities:
----------------------------------------------------------------------------
Deferred tax assets:                                       September 30,2006
       Operating loss carry-forwards                        $ 8,928
       Valuation allowance                                   (8,928)
----------------------------------------------------------------------------
Net Deferred tax assset                                     $ -
============================================================================



Management believes that it is not more likely than not that it will create sufficient taxable income sufficient to realize its deferred tax assets. It is reasonably possible these estimates could change due to future income and the timing and manner of the reversal of deferred tax liabilities. Due to its losses, the Company has no income tax expense.

The Company has not yet computed its operating loss carry-forwards for income tax purposes.
                                 .F-7.

                                  PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors.

Border Management's Certificate of Incorporation permits indemnification to the fullest extent permitted by Nevada law. Border Management's by-laws require Border Management to indemnify any person who was or is an authorized representative of Border Management, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of Border Management, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Border Management and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. Border Management shall also indemnify any person who was or is an authorized representative of Border Management and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of Border Management, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Border Management, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Border Management unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which any court shall deem proper. Such indemnification is mandatory under Border Management's by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of Border Management has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the shareholders. Border Management currently does not maintain a directors and officers liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Border Management pursuant to the foregoing provisions, Border Management has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:

-------------------------------------------------------------------------
Expense                                          Amount
-------------------------------------------------------------------------
Registration Fee                                 $ 182.44
Printing and Engraving Expenses                  $ 4,000
Accounting Fees and Expenses                     $ 6,000
Legal Fees and Expenses                          $ 15,000
Transfer Agent's Fees and Expenses               $ 2,000
Miscellaneous                                    $ 15,000
                                                ------------
Total                                            $37,182.44
-------------------------------------------------------------------------




Item 26. Recent Sale of Unregistered Securities.

Set forth below is information regarding the issuance and sales of Border Management's common stock without registration during the last three (3) years. No such sales involved the use of an underwriter.

1. On June 7, 2006, we were incorporated pursuant to the Nevada Corporation Law. Upon our incorporation 14,050,000 shares were issued to our founding shareholders for consideration of $142,676. This transaction by us did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.



ITEM 26. EXHIBITS

ITEM 26. EXHIBITS

-------------------------------------------------------------------------
Exhibit No.        Description
-------------------------------------------------------------------------
3.1                Certification of Incorporation of the Registrant
3.2                By-laws of the Registrant
4.1                Specimen Common Stock Certificate
5.1                Consent and Opinion of Kerr and Associates
23.1               Consent of Independent Auditor
-------------------------------------------------------------------------



Item 27. Undertakings.

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                               SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city Las Vegas, State of Nevada , on December 5, 2006.

Border Management, Inc.

/s/ Evan Williams
------------------
Evan Williams,
President

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Border Management, Inc.

/s/ Evan Williams             December 5, 2006
-------------------
Evan Williams
President and Chairman of the Board

/s/ Solomon Nordine           December 5, 2006
-------------------
Solomon Nordine
Treasurer

/s/ Leigh Anderson            December 5, 2006
-------------------
Leigh Anderson
Secretary